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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
The Safety Fund Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of The Safety Fund Corporation of our report dated January 23, 1995, relating to the consolidated balance sheets of The Safety Fund Corporation and subsidiaries as of December 31, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1994 annual report on Form 10-KSB of The Safety Fund Corporation.

                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP


Boston, Massachusetts
December 27, 1995